Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan Effective July 27, 2005 As Amended: July 31, 2008 July 29, 2009 July 21, 2011 November 30, 2012 July 24, 2013 January 21, 2014 July 23, 2014

TABLE OF CONTENTS
Page

Article 1.	Establishment, Objectives, and Duration 1

Article 2.	Definitions 1

Article 3.	Administration 4

Article 4.	Shares Subject to the Plan and Maximum Awards 5

Article 5.	Eligibility and Participation 6

Article 6.	Stock Options 7

Article 7.	Stock Appreciation Rights 8

Article 8.	Restricted Stock 9

Article 9.	Deferred Stock/Restricted Stock Units……………………………………………10

Article 10.	Other Stock Unit Awards…………………………………………………………11

Article 11.	Performance Shares 11

Article 12.	Performance Criteria 12

Article 13.	Rights of Participants 13

Article 14.	Termination of Employment/Directorship 13

Article 15.	Change in Control 14

Article 16.	Amendment, Modification, and Termination 15

Article 17.	Withholding 15

Article 18.	Successors 16

Article 19.	General Provisions 16

4

Exhibit 10.1

Article 1. Establishment, Objectives, and Duration
1.1    Establishment of the Plan. Haemonetics Corporation, a Massachusetts corporation, hereby adopts the “Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock/Restricted Stock Units, Other Stock Units and Performance Shares.
Subject to approval by the Company’s stockholders, this Plan shall become effective as of July 27, 2005 (the “Effective Date”). Awards may be granted under this Plan prior to such stockholder approval; provided, the effectiveness of such Awards shall be contingent on such stockholder approval being obtained.
1.2    Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants.
The Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.
1.3    Duration of the Plan. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of when (a) all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions or (b) the fifteenth (15th) anniversary of the Effective Date. In no event may an Award of an Incentive Stock Option be granted under the Plan on or after the fifteenth (15th) anniversary of the Effective Date.
Article 2. Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock/Restricted Stock Units, Other Stock Units or Performance Shares.
2.2    “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.
2.3    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.4    “Board” or “Board of Directors” means the Board of Directors of the Company.

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Exhibit 10.1

2.5    “Change in Control” shall be deemed to have occurred if any person or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty-five percent (35%) of the then outstanding common stock of the Company, shall acquire such additional shares of the Company’s common stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own thirty-five percent (35%) or more of the Company’s common stock outstanding.
2.6    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.7    “Committee” means the committee appointed from time to time by the Company's Board of Directors to administer the Plan. The full Board of Directors, in its discretion, may act as the Committee under the Plan, whether or not a Committee has been appointed, and shall do so with respect to grants of Awards to non-employee Directors. The Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee, officer or a committee thereof, the term "Committee" as used herein shall include the member of the Committee, officer or committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Board of Directors and appointed by the Board of Directors shall retain overall responsibility for the operation of the Plan.
2.8    “Company” means Haemonetics Corporation, a Massachusetts corporation, and any successor thereto as provided in Article 18 hereof.
2.9    “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, or the date the Company or any of its Subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.
2.10    “Deferred Stock Unit” means an Award granted to a Participant pursuant to Article 9 hereof.
2.11    “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be treated as an Employee under the Plan.
2.12    “Disability” shall mean a condition whereby the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.
2.13    “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.
2.14    “Employee” means any employee of the Company or its Subsidiaries.
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

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Exhibit 10.1

2.16    “Fair Market Value” as of any date and in respect of any Share means the average of the high and low trading prices for the Shares as reported on the New York Stock Exchange for that date, or if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported, unless otherwise determined by the Committee. In no event shall the fair market value of any Share be less than its par value.
2.17    “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
2.18    “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
2.19    “Key Employee” shall mean an employee (as defined in Code Section 416(i) (but without regard to paragraph (5) thereof)) of the Company.
2.20    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.21    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.22    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.23    “Other Stock Unit Award” means an Award granted to a Participant, as described in Article 10 hereof.
2.24    “Participant” means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.
2.25    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
2.26    “Performance Share” means an Award granted to a Participant, as described in Article 11 hereof.
2.27    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.
2.28    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a “group” as defined in Section 13(d) thereof and the rules promulgated.

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Exhibit 10.1

2.29    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.
2.30    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 hereof.
2.31     “Shares” means shares of the Company’s common stock, par value $.01 per share.
2.32    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to the terms of Article 7 hereof.
2.33    “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company, directly or indirectly, has a majority voting interest. With respect to Incentive Stock Options, “Subsidiary” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.
2.34    “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, within the meaning of Code Section 422.
Article 3. Administration
3.1    General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company. For purposes of making Awards intended to qualify for the Performance Based Exception under Code Section 162(m), to the extent required under such Code Section, the Committee shall be comprised solely of two or more individuals who are “outside directors”, as that term is defined in Code Section 162(m) and the regulations thereunder.
3.2    Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees and Directors who shall be offered the opportunity to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including, but not limited to, termination provisions); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; reconcile any ambiguities or inconsistencies, correct any defects, and supply any omissions; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

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Exhibit 10.1

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.
Article 4. Shares Subject to the Plan and Maximum Awards
4.1    Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.4 hereof, the number of Shares hereby reserved for issuance on or after July 31, 2011 to Participants under the Plan equals 12,329,672. . Subject to adjustment as provided in Section 4.4 hereof, the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall not exceed 500,000. Any Shares that are subject to Award of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share issued. Any Shares that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as (a) 3.26 Shares for every one (1) Share granted on or after July 31, 2008 and before or on July 31, 2014 and (b) 3.02 Shares for every one (1) Share granted after July 31, 2014.
4.2    Calculation of Remaining Shares. Shares may be authorized or unissued shares. Except as otherwise provided in this Article 4, the Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan which is settled in cash in lieu of Shares, forfeited, terminated or otherwise canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the Option Price or purchase price on an Award or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant’s obligation for taxes, the number of shares actually tendered or retained shall not become or again be, as the case may be, included in the Share limit described in this Section 4.1. Following the exercise of a SARs Award, the difference between the number of Shares subject to such Award and the number of Shares issued in such exercise shall not be included in the maximum number of Shares available for delivery under the Plan. The Company shall not use cash proceeds from the excise of an Option by a Participant to repurchase Shares for the purpose of increasing the maximum number of Shares available for delivery under the Plan.

4.3    Limitations on Awards. The following limitations shall apply to the grant of any Award to a Participant in a fiscal year:
(a)    Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options pursuant to Awards granted in any one fiscal year to any one Participant shall be 1,200,000.

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Exhibit 10.1

(b)    SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights pursuant to Awards granted in any one fiscal year to any one Participant shall be 500,000.
(c)    Restricted Stock: The maximum aggregate number of Shares that may be granted with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 500,000.
(d)    Deferred Stock/Restricted Stock Unit Awards: The maximum aggregate grant or award with respect to Awards of Deferred Stock Units made in any one fiscal year to any one Participant may not exceed $7,000,000. The maximum aggregate grant with respect to Awards of Restricted Stock Units made in any one fiscal year to any one Participant may not exceed $7,000,000.
(e)    Other Stock Unit Awards: The maximum aggregate grant with respect to Awards of Other Stock Units made in any one fiscal year to any one Participant may not exceed $10,000,000.
(f)    Performance Shares Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the Fair Market Value of 500,000 Shares (measured on the date of grant).
Notwithstanding anything in the Plan to the contrary and subject to adjustment as provided in Section 4.4, the maximum aggregate number of Shares that may be granted as Awards in any one fiscal year to a Director shall be equal to the Fair Market Value of 20,000 Shares (measured on the date of grant) and the maximum aggregate number of Shares that may be granted as Awards to any Director cumulatively under this Plan is 700,000.

4.4    Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, reverse stock splits, rights offerings, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.3, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.
4.5    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to

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Exhibit 10.1

prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.
Article 5. Eligibility and Participation
5.1    Eligibility. Persons eligible to participate in this Plan include all Employees and Directors of the Company and its Subsidiaries.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.
Article 6. Stock Options
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.
6.3    Option Price. The Option Price for each Option shall equal the Fair Market Value of the Shares at the time such option is granted. No ISOs will be granted to a Ten Percent Shareholder. The Option Price may not be decreased with respect to an outstanding Option following the date of grant and no Option will be replaced with another Option with a lower Option Price.
6.4    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an Option must expire no later than the seventh (7th) anniversary of the date the Option was granted.
6.5    Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6    Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.
Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an

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Exhibit 10.1

aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); (c) subject to the Committee’s approval, by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sales proceeds to pay the Option Price; (d) subject to the Committee’s approval, by a combination of (a), (b), or (c); or (e) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.
Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.9    Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under the Plan or any other ISO plan of the Company or its Subsidiaries to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.
6.10    Dividends and Other Distributions. Participants holding Options shall not be credited with dividends or any equivalent amount in lieu of dividends.

Article 7. Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

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Exhibit 10.1

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
The grant price of a SAR shall equal the Fair Market Value of a Share on the date of grant.
7.2    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3    Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided that an SAR must expire no later than the seventh (7th) anniversary of the date the SAR was granted.
7.4    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.
7.6    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by

(b)	The number of Shares with respect to which the SAR is exercised.
The payment upon SAR exercise shall be in Shares. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value on the date of exercise of the SAR.
7.7    Dividends and Other Distributions. Participants holding SARs shall not be credited with dividends or any equivalent amount in lieu of dividends.

Article 8. Restricted Stock
8.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
8.2    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
8.3    Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase

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Exhibit 10.1

price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
8.5    Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.
8.6    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

Article 9. Deferred Stock and Restricted Stock Units

9.1    Award of Deferred Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may award Deferred Stock Units to Participants in lieu of payment of a bonus or other Award if so elected by a Participant under such terms and conditions as the Committee shall determine, including terms that provide for the grant of Deferred Stock Units valued in excess of the bonus or Award deferred.
9.2    Election to Receive Deferred Stock Units. A Participant must make an election to receive Deferred Stock Units in the calendar year before the calendar year in which the services related to the Award are first performed. The Committee may require a Participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Shares that otherwise would be due to such Participant in payment or settlement of an Award under the Plan, to the extent consistent with Section 409A of the Code. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of

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Exhibit 10.1

deferred amounts credited in stock equivalents.) Settlement of any Deferred Stock Units shall be made in a single sum of cash or Shares.
9.3    Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Participants in such amounts as the Committee may determine.

9.4    Restricted Stock Units Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the date or dates and any other terms and conditions on which the Restricted Stock Units may vest and such other terms and conditions of the grant as the Committee shall determine.
9.5    Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units, or, if a Restricted Stock Unit Award is subject to partial vesting, the vested portion of such Award, shall be made in a single sum of cash or Shares or a combination thereof as soon as practicable after the Restricted Stock Units or portion of the Award vests, but in no event later than 2½ months after the calendar year in which vesting occurs. It is intended that a Restricted Stock Unit Award be exempt from the application of Section 409A of the Code as a “short-term deferral.”
Article 10. Other Stock Unit Awards
10.1    Grant of Other Stock Unit Awards. Subject to the terms of the Plan, Other Stock Unit Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Units shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Units shall be granted upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2    Award Agreement. Each Other Stock Unit grant shall be evidenced by an Other Stock Unit Agreement that shall specify the restrictions upon such Other Stock Units, if any, the number of Other Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
Article 11. Performance Shares
11.1    Grant of Performance Shares Awards. Subject to the terms of the Plan, Performance Shares Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
11.2    Award Agreement. At the Committee’s discretion, each grant of Performance Shares Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other

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Exhibit 10.1

provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.
11.3    Value of Performance Shares Awards. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares Awards that will be paid out to the Participant. For purposes of this Article 11, the time period during which the performance goals must be met shall be called a “Performance Period.”
11.4    Earning of Performance Shares Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares Awards shall be entitled to receive a payout based on the number and value of Performance Shares Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
11.5    Form and Timing of Payment of Performance Shares Awards. Payment of earned Performance Shares Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Shares Awards at the close of the applicable Performance Period. Such Shares may be delivered subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.
Unless otherwise provided by the Committee, Participants holding Performance Shares shall be entitled to receive dividend units with respect to dividends declared with respect to the Shares represented by such Performance Shares.
Article 12. Performance Criteria

Unless and until the Committee proposes for shareholder vote and the Company’s shareholders approve a change in the general performance criteria set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are intended to qualify for the Performance-Based Exception, the performance criterion or criteria to be used for purposes of establishing the performance goals of such grants shall be chosen by the Committee from among: revenue; earnings per share; operating income; net income (before or after taxes); cash flow (including, but not limited to, operating cash flow and free cash flow); gross profit; growth in any of the preceding measures; gross profit return on investment; gross margin return on investment; working capital; gross margins; EBIT; EBITDA; return on equity; return on assets; return on capital; revenue growth;

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Exhibit 10.1

total shareholder return; economic value added; customer satisfaction; technology leadership; number of new patents; employee retention; market share; market segment share; product release schedules; new product innovation; cost reduction through advanced technology; brand recognition/acceptance; product ship targets; and stock value.
Performance criteria may be applied as follows: to either the Company as a whole or to a division, business unit, operating unit, platform, parent or subsidiary, or an individual; measured annually, cumulatively over a period of years, or otherwise; on an absolute basis or relative basis; to a pre-established target, to previous years’ results or to a designated comparison group or index; or on a GAAP or non-GAAP basis, in each case as specified by the Committee in the Award.
The Committee shall determine the period for which performance goals are set and during which performance is to be measured. Performance periods may be of varying and overlapping durations. To the extent an Award is intended to qualify for the Performance-Based Exception, the performance goals must be established in writing by the Committee no later than the earlier of (a) 90 days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the outcome of the performance goals remains substantially uncertain.
Awards may include minimum, maximum, target, and intermediate levels of performance with the final value of the Award determined by the Committee under the applicable formula.
Awards that are intended to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward notwithstanding the attainment of the performance goals).
If an Award so provides, the Committee may evaluate achievement against and make adjustments to the performance criterion or criteria to prevent dilution or enlargement of a Covered Employee’s rights by taking into account any of the following events that occur during a performance period: asset write-downs; litigation, judgments, or claim settlements; the effect of changes in the tax laws or rates, accounting principles, or other laws or provisions affecting reported results; accruals for reorganization and restructuring programs; currency exchange rate fluctuations; a change in the Company’s fiscal year; the impact of acquisitions, divestitures and joint ventures; the results of discontinued operations or products; and extraordinary gains or losses or other non-recurring charges or events.
As soon as reasonably practicable following the completion of the performance period applicable to an Award intended to qualify for the Performance-Based Exception, the Committee shall certify the extent to which the applicable performance goals have been attained and the Covered Employee’s right to payment of the Award.
If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

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Exhibit 10.1

Article 13. Rights of Participants
13.1    Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s or its Subsidiaries’ employ, or as a Director, or interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or directorship at any time.
13.2    Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
13.3    Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 11.5 or in the applicable Award Agreement consistent with Articles 8, 9, 10, or 11, a Participant shall have none of the rights of a shareholder with respect to shares of Company common stock covered by any Award until the Participant becomes the record holder of such Shares.

13.4    Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative. Under no circumstances will an Award be transferable for value, consideration or in settlement of any obligation, including a division of assets in a divorce proceeding. A Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.
Article 14. Termination of Employment/Directorship
14.1 Effect on Options. Upon termination of the Participant's employment or directorship for any reason other than Disability, death, or, in the case of NQSOs, retirement, an Option granted to the Participant may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the Option or the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Option at the date of termination.
14.2 Effect of Retirement on NQSOs. Upon termination of the Participant’s employment or directorship due to retirement (as defined in the Award Agreement), a NQSO granted to the Participant may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the Option or one of the two following deadlines: (a) in the case of Options granted prior to July 29, 2009, the expiration of two (2) years after the date of termination due to retirement, or (b) in the case of Options granted after July 29, 2009, the expiration of five (5) years after the date of termination due to retirement. The term “retirement” has the meaning given to it in the Award Agreement. In either case, the Participant may only exercise the NQSO if, and to the extent that, the Participant was entitled to exercise the Nonqualified Stock Option at the date of termination.
14.3    Effects on Other Awards. Upon termination of the Participant’s employment or directorship for any reason other than Disability or death, all Awards other than Options shall be

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Exhibit 10.1

treated as set forth in the applicable Award Agreement. If the employment or directorship of a Participant terminates by reason of the Participant's Disability or death, all Awards shall be treated as set forth in the applicable Award Agreements.
14.4    Leaves of Absence. Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of the Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or rule.
14.5    Definition of Termination. For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a company that ceases to be a Subsidiary). In the case of a nonemployee director, the meaning of “termination” includes the date that the individual ceases to be a director of the Company or its Subsidiaries.
14.6 Exceptions. Notwithstanding the foregoing, the Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document.
14.7 Termination of Awards. An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.
Article 15. Change in Control
In the event of (1) any sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (2) a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:
(a)    elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;
(b)    elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his/her vested Options for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;
(c)    permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);
(d)    amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

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Exhibit 10.1

(e)    implement any combination of the foregoing.
Article 16. Amendment, Modification, and Termination
16.1    Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.
16.2    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Such written consent is not required for a change necessary to comply with applicable law even if the change adversely affects a previously granted Award in a material way. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
16.3    Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) increases the maximum number of Shares subject to the Plan; (b) changes the designation of the class of persons eligible to receive ISOs under the Plan; or (c) modifies the Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.
Article 17. Withholding
Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company has the power to require the Participant to remit to the Company, or to the Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (i) paying cash, (ii) having the Company withhold otherwise deliverable cash or Shares that have a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) having the Company withhold proceeds from the sale of Shares either through a voluntary sale or through a mandatory sale arranged by the Company which delivers proceeds to the

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Exhibit 10.1

Company equal to the minimum statutory amount required to be withheld, (iv) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld, or (v) any other arrangement approved by the Committee.

Article 18. Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.
Article 19. General Provisions
19.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
19.2    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
19.4    Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b‑3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.
19.5    Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.
19.6    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.7    No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any

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Exhibit 10.1

Subsidiary, and accordingly, subject to Section 16.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.
19.8    Noncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.
19.9    Governing Law. The Plan and each Award Agreement shall be governed by the laws of Massachusetts, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Massachusetts, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
19.10 Compliance with Code Section 409A. No Award that is subject to Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision in the Plan to the contrary, with respect to any Award subject to Section 409A, distributions on account of a separation from service may not be made to Key Employees before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).

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Exhibit 10.1

Dated as of July 27, 2005    Haemonetics Corporation
Amended:
July 31, 2008
July 29, 2009
July 21, 2011
November 30, 2012
July 24, 2013
January 21, 2014
July 23, 2014

By: /s/ Brian Concannon
Chief Executive Officer

Date of Shareholder Approval: July 27, 2005

Amendment to Section 4.1 Approved by Shareholders: July 31, 2008

Amendment to Article 14 Approved by Compensation Committee under delegation from the Board of Directors: July 29, 2009

Amendments to Section 1.3, and Articles 4, 6 and 7 Approved by Shareholders: July 21, 2011

Amendments to Section 4.1 and 4.3 Approved by Compensation Committee under delegation from the Board of Directors: November 30, 2012

Amendments to Article 12 Approved by the Board of Directors: July 24, 2013

Amendment to Article 17 Approved by the Compensation Committee under delegation from the Board of Directors: January 21, 2014

Amendments to Sections 1.3, 3.2, 4.1, 4.4, 13.4, and 16.2 approved by Board of Directors and Shareholders: July 23, 2014

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